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                                                                    EXHIBIT 10.7



                                                [Each page initialled PR and SL]

        THIS AGREEMENT is made effective as of the 15th day of May, 2000

BETWEEN:

        NETSTAFF, INC.

        (hereinafter referred to as the "Company")

                                                               OF THE FIRST PART

AND:

        INTELLECTUAL CAPITAL INC.

        (hereinafter referred to as the "Contractor")

                                                              OF THE SECOND PART

WHEREAS:

A. The Company desires to retain the Contractor to assist the Company in the areas of strategic development, acquisitions and corporate finance and the Contractor has agreed to so assist the Company on the terms and conditions of this Agreement.

        NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

                                    ARTICLE 1
                     APPOINTMENT AND AUTHORITY OF CONTRACTOR

1.1     Appointment of Contractor

        The Company hereby appoints the Contractor to perform certain services for the benefit of the Company as hereinafter set forth, and the Company hereby authorizes the Contractor to exercise such powers as provided under this Agreement. The Contractor accepts such appointment on the terms and conditions herein set forth.


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1.2     Delivery of Services

        The Contractor shall cause the performance of its services hereunder to be supervised by Sherrin Lim and in this regard the Contractor shall cause Sherrin Lim to devote such time as shall be necessary to adequately supervise and ensure the performance by the Contractor of its obligations hereunder.

1.3     Authority of Contractor

        The Contractor shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever.

1.4     Independent Contractor

        In performing its services hereunder, the Contractor shall be an independent contractor and not an employee or agent of the Company. Nothing in this Agreement shall be deemed to require the Contractor to provide its services exclusively to the Company and the Contractor hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Contractor's behalf and the Contractor or any of its agents or employees shall not be entitled to the fringe benefits provided by the Company to its employees.

                                    ARTICLE 2
                             CONTRACTOR'S AGREEMENTS

2.1     General

        The services to be provided by the contractor to the Company shall include the following:

        (a)  assisting the Company in its strategic planning and development;

        (b) advising with respect to the launch of marketing and sales campaign for the Company's MLS in the staffing industry;

        (c) providing the Company with advice in connection with the raising of capital and the Company's affairs generally;

        (d) identifying potential acquisition targets for the Company and assisting the Company in negotiating and consummating acquisitions; and

        (e) providing such other services as the Company may reasonably request;

and in so assisting the Company, the Contractor shall at all times be subject to the direction of the Company and shall keep the Company informed as to all matters concerning the Contractor's activities.




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2.2     Expense Statements

        The Contractor shall on or before the 15th day of each calendar month during the term hereof, or if a Saturday, Sunday or holiday the next following business day, render to the Company an itemized statement and accounting for the previous calendar month, together with such supporting documents as and when the Company may reasonably require, of all expenses which the Company is obligated by this Agreement to reimburse, such monthly expenses in any event not to exceed US$1,000.

        The Contractor may incur expenses in the name of the Company in an amount per month in excess of the limit of expenses set forth herein only upon advance agreement in writing by the Company; such expenses to relate solely to the carrying out of the Contractor's duties hereunder. The Contractor will immediately forward all invoices for expenses incurred on behalf of and in the name of the Company and the Company agrees to pay said invoices directly on a timely basis.

                                    ARTICLE 3
                              COMPANY'S AGREEMENTS

3.1     Compensation of Contractor

        As compensation for the services rendered by the Contractor pursuant to this Agreement, the Company shall pay to the Contractor monthly in advance, on or before the fifteenth day of each month or if a Saturday, Sunday or holiday the next following business day a fee of US$7,000 per month during the term hereof, commencing January 15, 2000.

        As further compensation for the services rendered by the Contractor herein the Company, subject to approval to its Board of Directors, shall grant to Contractor, options (the "Options") to acquire common shares in the capital stock of the Company, said options having the terms and conditions as set out in Schedule "A" hereto pursuant to the terms of an option plan being formulated at the Company for its employees and contractors. The Company shall use its best efforts to ensure that such options are included in any registration statement filed to register the Plan.





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3.2     Indemnity by Company

        The Company hereby agrees to indemnify, defend and hold harmless the Contractor and Sherrin Lim, from and against any and all claims, demands, losses, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including reasonable legal fees), arising directly or indirectly, in whole or in part, out of any matter related to any action taken by the Contractor within the scope of its duties or authority hereunder, excluding only such of the foregoing as arise from the fraudulent, negligent, reckless or wilful act or omission of the Contractor, its officers, directors, agents or employees or as arise in respect of the Contractor's office overhead or the Contractor's general administrative expenses, and the provisions of this Section
3.2 shall survive termination of this Agreement.

                                    ARTICLE 4
                        DURATION, TERMINATION AND DEFAULT

4.1     Effective Date

        This Agreement shall become effective as of the 15th day of January, 2000, and shall continue on subject to termination as provided for herein.

4.2     Termination

        This Agreement may be terminated by either party by giving the other 30 days written notice of such termination provided that in circumstances where the Contractor would otherwise have been entitled to receive a payment pursuant to
Section 3.1 herein within 30 days following termination of this Agreement the Company shall make such payment to the Contractor as if the Agreement had not been terminated.

4.3     Duties Upon Termination

        Upon termination of this Agreement for any reason, the Contractor shall promptly deliver the following to the CEO of the Company:

        (a) a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination; and

        (b) all documents, copies of documents, notes based thereon, and any other materials, in whatever media, including, but not limited to, paper, electronic, disk-based, pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts, and Contractor shall not retain any copies thereof.

        (c) within ten (10) business days of any termination of this Agreement, a certificate of compliance with the foregoing.

4.4     Compensation of Contractor on Termination

        Upon termination of this Agreement, the Contractor shall be entitled to receive as its full and sole compensation in discharge of obligations of the Company to the Contractor under this Agreement all sums due and payable under this Agreement to the date of termination



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and the Contractor shall have no right to receive any further payments;
provided, however, that the Company shall have the right to offset against any payment owing to the Contractor under this Agreement any damages, liabilities, costs or expenses suffered by the Company by reason of the fraud, negligence or wilful act of the Contractor, to the extent such right has not been waived by the Company.

                                    ARTICLE 5
                                 CONFIDENTIALITY

5.1     Confidentiality

        The Contractor shall not, except as authorized or required by its duties, reveal or divulge to any person or companies any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the organization, business, finances, transactions or other affairs of the Company, which may come to its knowledge during the term of this Agreement and shall keep in complete secrecy all confidential information entrusted to it and shall not use or attempt to use any such information in any manner which may injure or cause loss, either directly or indirectly, to the Company's business or may be likely so to do. This restriction shall continue to apply after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain.

        The Contractor shall comply, and shall cause its agents and employees to comply, with such directions as the Company shall make to ensure the safeguarding or confidentiality of all such information.

5.2     Devotion to Contract

        During the term of this Agreement, the Contractor shall devote sufficient time, attention, and ability to the business of the Company, and to any associated company, as is reasonably necessary for the proper performance of its services pursuant to this Agreement. Nothing contained herein shall be deemed to require the Contractor to devote its exclusive time, attention and ability to the business of the Company. During the term of this Agreement, the Contractor shall, and shall cause each of its agents or employees assigned to performance of the services on behalf of the Contractor to,:

        (a) at all times perform its services faithfully, diligently, to the best of its abilities and in the best interests of the Company;

        (b) devote such of its time, labour and attention to the business of the Company as is necessary for the proper performance of the Contractor's services hereunder; and

        (c) refrain from acting in any manner contrary to the best interests of the Company or contrary to the duties of the Contractor as contemplated herein.



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5.3     Other Activities

        The Contractor shall not be precluded from acting in a function similar to that contemplated under this Agreement for any other person, firm or company.

                                    ARTICLE 6
                                  MISCELLANEOUS

6.1     Waiver; Consents

        No consent, approval or waiver, express or implied, by either party hereto, to or of any breach of default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of its rights under this Agreement, and the granting of any consent or approval in any one instance by or on behalf of the Company shall not be construed to waiver or limit the need for such consent in any other or subsequent instance.

6.2     Governing Law

        This Agreement and all matters arising thereunder shall be governed by the laws of the State of California.

6.3     Successors, etc.

        This Agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective heirs, successors and permitted assigns.

6.4     Assignment

        This Agreement may not be assigned by any party except with the written consent of the other party hereto.

6.5     Entire Agreement and Modification

        This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof. To be effective any modification of this Agreement must be in writing and signed by the party to be charged thereby.

6.6     Headings

        The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained or govern the rights or liabilities of the parties hereto.


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6.7     Notices

        All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt or forty-eight (48) hours after being placed in the mail, postage prepaid, registered or certified mail, return receipt requested, respectively addressed to the Company or the Contractor as follows:

The Company:

               Netstaff, Inc.
               168 South Park
               San Francisco, CA
               USA
               94108

               Attention:  Patrick Rylee

The Contractor:

               Intellectual Capital Inc.
               Suite 1555 - 1500 West Georgia Street
               Vancouver, B.C.
               V6G 2Z6
               Canada

               Attention:  Sherrin Lim

or such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt.

6.8     Further Assurances

        The parties hereto agree from time to time after the execution hereof to make, do, execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

6.9     Counterparts

        This Agreement may be executed in several counter-parts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.



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NETSTAFF, INC.

Per: /s/ PATRICK RYLEE
     ---------------------------
     Authorized Signatory



INTELLECTUAL CAPITAL INC.

Per: /s/ SHERRIN LIM
     ---------------------------
     Authorized Signatory




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                                  SCHEDULE "A"


The Options to be granted pursuant to Section 3.1 of this Consulting Agreement to Contractor or nominee shall be subject to the approval of the Company's Board of Directors and have the following terms and conditions:

(a)     The exercise price of the Options shall be $2.00 per share;

(b)     The Options shall have a term of Ten (10) years;

(c)     The Options shall be granted as follows:

        (i) 300,000 options as of the date the Company completes one or more business acquisitions, strategic alliances or mergers having a combined acquisition cost or value in the range of $3 - $5 million;

        (ii) a further 200,000 options as of the date the Company completes one or more business acquisitions, strategic alliances or mergers having a combined acquisition cost or value in the range of $6 - $10 million;

        (iii) a further 200,000 options as of the date the Company completes one or more business acquisitions, strategic alliances or mergers having a combined acquisition cost or value in the range of $11 - $15 million;

        (iv) a further 200,000 options as of the date the Company completes one or more business acquisitions, strategic alliances or mergers having a combined acquisition cost or value in the range of $16 - $20 million or in excess thereof.

The options immediately vest in full upon such grant. The options are granted pursuant to the schedule above upon occurrence of the triggering events set forth and may aggregate and be effective upon completion of more than one of such triggering events.

If during the term of this Agreement, a business acquisition, strategic alliance or merger is closed without the direct assistance of Contractor, then such transaction shall not be counted as a "triggering event" such as set forth above.

Upon termination of the Agreement, any ungranted Options shall terminate.


/s/ PATRICK RYLEE  02/24/00
-----------------------------------

/s/ SHERRIN LIM 02/24/00
-----------------------------------



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